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                                                                   EXHIBIT 10.18


                        NCR DIRECTOR COMPENSATION PROGRAM

                            EFFECTIVE JANUARY 1, 1997


                                    PREAMBLE

         This NCR Director Compensation Program ("Program") is adopted effective January 1, 1997.

         The Program is approved and adopted by the Compensation Committee of the Board of Directors of NCR Corporation ("Company") pursuant to its authority under Section 4.2 of the NCR Management Stock Plan to determine the terms and conditions of grants and awards to participants in the Management Plan, including the extent to which cash and shares payable under the Management Plan may be deferred at the election of a participant.

         The Program is intended to provide competitive remuneration to individuals serving as non-employee members of the Board of Directors of the Company, and to align the interests of the Directors with the interests of the Company's shareholders.


                                    ARTICLE I

                                   Definitions

 1.1 Committee means the Compensation Committee of the Board of Directors of NCR Corporation.

 1.2 Common Stock means the common stock of NCR Corporation, par value $.01 per share.

 1.3     Company means NCR Corporation, a Maryland corporation.

 1.4 Director means a member of the Board of Directors of NCR Corporation who is not an employee of the Company.

 1.5 Fair Market Value of a share of Common Stock as of a specified date means the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange on such date, or if there were no trades on such date, on the day on which a trade occurred next preceding such date.

 1.6 Management Plan means the NCR Management Stock Plan, adopted effective as of January 1, 1997.


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 1.7     Participant means a Director, and any former Director entitled to payment of a benefit from the Program.

 1.8 Year of Service means the approximately 12 month period beginning on the date of an annual shareholders' meeting of the Company and ending on the day before the Company's annual shareholders' meeting of the next following year, during which an individual serves as a Director.


                                   ARTICLE II

                                  Compensation

 2.1 Annual Compensation. For each Year of Service as a Director, a Director will receive the compensation described in Sections 2.2 through 2.4 below.

 2.2 Annual Retainer. For each Year of Service, a Director will receive an annual retainer set by the Committee, which shall initially be $30,000. A Director may elect to receive the retainer in cash, in Common Stock, or as a Deferred Stock Award, as described in ARTICLE III. If no election is made, the retainer will be paid in cash. If paid in cash or Common Stock, payment of 25% of the annual amount will be made on June 30, September 30, December 31, and March 31, provided the individual is serving as a Director on such dates. If the individual is not serving as a Director on any such date, the remaining amount of the retainer shall be forfeited.

         If paid in Common Stock, the number of shares of Common Stock to be paid shall be determined by dividing the cash amount of the retainer due to the Director by the Fair Market Value of the Common Stock on the date the payment is due, with a cash payment for any fractional share amount.

         Notwithstanding the above, the retainer for the partial Plan Year beginning January 1, 1997 and ending on April 19, 1997, will be $10,000, with payment of $5,000 due on January 19, 1997, and $5,000 on March 31, 1997, provided the individual is serving as a Director on such dates. If the individual is not serving as a Director on any such date, the remaining amount of the retainer shall be forfeited.

2.3 Initial Stock Grant. On the date of first election to the Board, each Director will receive an initial grant under the Management Plan of a number of whole shares of Common Stock determined by multiplying the dollar amount of the annual retainer by two, then dividing the result by the Fair Market Value of one share of Common Stock on the date of grant, rounded up to the next whole share. A Director may elect to receive such Common Stock as a Deferred Stock Grant as provided in
         ARTICLE IV. A Director will receive only one initial stock grant for any


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         continuous period served as a Director. If a Director ceases to serve as a Director for a period of at least three years and is later again elected as a Director, he or she will receive a second initial stock grant for the second period served as a Director.

2.4 Annual Option Grant. At each annual shareholders' meeting of the Company, each individual then serving as a Director or newly elected as a Director shall receive a grant of nonqualified stock options under the Management Plan with a present value equal to the amount of the annual retainer. The options shall be for a number of shares of Common Stock determined by dividing the dollar amount of the annual retainer by an accepted formula, and then dividing the result by the Fair Market Value of one share of Common Stock on the date of grant, rounded up to the next whole share. The exercise price for each optioned share will be the Fair Market Value of one share of Common Stock on the grant date. The stock options will be fully vested and exercisable at grant, and will have a term of ten years from the date of grant.

                                   ARTICLE III

                          Deferred Cash or Stock Awards

3.1 Election to Defer. For each Plan Year, a Director may elect to defer receipt of the retainer described in Section 2.2 and receive it instead as a Deferred Stock Award. The election must be made prior to the first day of the Year of Service for which the retainer will be paid. The election shall be irrevocable for the Plan Year for which it is effective. A new election must be made for each Year of Service.

 3.2 Form of Election. The election to defer must be made in writing on a form similar to Attachment A hereto.

 3.3 Deferral Periods. A Director may elect to receive the Deferred Stock Award at one of the following times:

         (a)      on the date of termination as a Director,

         (b) on the date either five or ten years from the date of grant, or

         (c) in one to five equal annual installments, payable on April 30 of each year, beginning either on the next following April 30 after the retainer is earned, or the April 30 next following the date of termination as a Director.

 3.4 Deferred Stock Awards. If a Director elects to receive the annual retainer as a Deferred Stock Award, the Company will maintain a deferred stock account credited, as of the date a payment of 25% the retainer would have otherwise been paid, with a number of stock units equal to the shares of Common Stock (including fractions of a share) that could have been purchased with the amount of the


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         retainer deferred as of such date at the Fair Market Value of the
         Common Stock on such date. As of the date any dividend is paid to shareholders of Common Stock, the Director's deferred stock account shall also be credited with an additional number of stock units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the Fair Market Value on such date with the dividend paid on the number of shares of Common Stock equivalent to the number of share units credited to the Director's deferred stock account. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the same time of distribution of the dividend, as determined by the Committee.

 3.5 Distribution of Deferred Stock Award. Payment of a Director's Deferred Stock Award shall be made at the times elected by the Director at the time of deferral. Distribution shall be made in cash unless a Participant elects in writing delivered to the Company no later than 60 days prior to the date of distribution (or the date of the first distribution, if made in installments) that all or any designated portion of the deferred stock account be paid in shares of Common Stock. The amount of a cash distribution shall be determined by multiplying the number of shares attributable to the payment by the Fair Market Value of the Common Stock on the date the payment is to be made. If distribution is to be made in shares of Common Stock, the Participant shall receive the number of whole shares of Common Stock to which the distribution is equivalent plus cash for any fractional share.


                                   ARTICLE IV

                              Deferred Stock Grants

4.1 Election to Defer. A Director may elect to defer receipt of the Common Stock subject to the initial stock grant described in Section 2.3. The election must be made prior to election as a Director. If no deferral election is made, the Common Stock subject to the stock grant will be issued to the Director within a reasonable time after election to the Board.

 4.2 Form of Election. The election to defer must be made in writing on a form similar to Attachment B hereto.

 4.3 Deferral Periods. A Director may elect to receive the Common Stock at one of the times specified in Section 3.3 above.

 4.4 Deferred Stock Accounts. If a Director elects to defer receipt of the Common Stock subject to the initial stock grant, the Company will maintain a deferred stock account credited, as of the date of election to the Board, with a number of stock units equal to the shares of Common Stock the Director was entitled to receive as the initial stock grant. As of the date any dividend is paid to shareholders of



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         Common Stock, the Director's deferred stock account shall also be credited with an additional number of stock units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the Fair Market Value on such date with the dividend paid on the number of shares of Common Stock equivalent to the number of share units credited to the Director's deferred stock account. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the same time of distribution of the dividend, as determined by the Committee.

4.5 Distribution of Deferred Stock Grant. Payment of a Director's Deferred Stock Award shall be made at the times elected by the Director at the time of deferral, in shares of Common Stock. The Participant shall receive the number of whole shares of Common Stock to which the amount of the distribution is equivalent plus cash for any fractional share.


                                    ARTICLE V

                             Distribution Upon Death

5.1 Distribution Upon Death. In the event of the death of a Participant, whether before or after termination of employment, any Deferred Cash Award or Deferred Stock Award to which he or she was entitled shall be converted to cash and distributed in a lump sum to the Participant's designated beneficiary, or if no beneficiary is designated, to the Participant's estate.

 5.2 Designation of Beneficiary. A Participant may designate an individual or entity as his or her beneficiary to receive payment of any benefits due and unpaid on the date of the Participant's death, by delivering a written designation to the Company. A Participant may from time to time revoke or change any such designation in writing delivered to the Company. If there is no unrevoked designation on file with the Company at the time of the Participant's death, or if the designated beneficiary has predeceased the Participant or otherwise ceased to exist, such distribution shall be made in accordance with the Participant's will or in the absence of a will, to the administrator of the Participant's estate. Distribution shall be made as soon as practicable following notification of the Company of the Participant's death. A Participant's deferred stock account shall be converted to cash by multiplying the number of whole and fractional shares of Common Stock to which the Participant's deferred stock account is equivalent by the Fair Market Value of the Common Stock on the date of death.


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                                   ARTICLE VI

                                 Administration

6.1 Withholding Taxes. The Company shall deduct from all distributions under the Program any taxes required to be withheld by federal, state or local governments. In case distributions are made in shares of Common Stock, the Company shall have the right to retain the value of sufficient shares equal to the amount of the tax required to be withheld with respect to such distributions. In lieu of withholding the value of shares, the Company may require a recipient of a distribution in Common Stock to reimburse the Company for any such taxes required to be withheld upon such terms and conditions as the Company may prescribe.

6.2 Unfunded Nature of Program. This Program shall be unfunded. The funds used for payment of benefits hereunder shall, until such actual payment, continue to be part of the general funds of the Company, and no person other than NCR shall, by virtue of this Program, have any interest in any such funds. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under this Program, such right shall be no greater than the right of any unsecured general creditor of the Company.

6.3 Non-alienation of Benefits. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, including assignment pursuant to a domestic relations order, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, or torts of the Participant.

6.4 Amendment or Termination of the Program. The Compensation Committee at any time may amend or terminate the Program, provided that no such action shall adversely affect the right of any Participant or Beneficiary to a benefit to which he or she has become entitled pursuant to the Program.


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                                  ATTACHMENT A

                             NCR BOARD OF DIRECTORS
                            ANNUAL RETAINER ELECTION


         As provided in the NCR Directors Compensation Program, I hereby elect to receive my annual retainer for 1997 as follows:

____   In shares of NCR Common Stock, payable at same times as cash retainer

____   As a Deferred Stock Award




If I have elected a Deferred Stock Award, I elect to receive the deferred amounts at the following time(s):

____   on the date of my termination as a Director

____   April 16, 2002 (five year deferral)

____   April 16, 2007 (ten year deferral)

______ in ____ (1,2,3,4, or 5) annual installments, beginning on April 30, 1998

______ in ____ (1,2,3,4, or 5) annual installments, beginning on the April 30 following my termination as a Director.




I designate _______________________________as beneficiary of my Deferred Cash Award and/or Deferred Stock Award, to receive any vested, unpaid amounts at my death. (Multiple beneficiaries may be listed on an attached sheet.)

 _________________________________                   ____________
           Signature                                     Date


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                                  ATTACHMENT B

                             NCR BOARD OF DIRECTORS

                          INITIAL STOCK GRANT ELECTION


         As provided in the NCR Directors Compensation Program, I hereby elect to receive my initial stock grant as a Deferred Stock Award.



         I elect to receive my Deferred Stock Award at the following time(s):

         ____ on the date of my termination as a Director

         ____ April 16, 2002 (five year deferral)

         ____ April 16, 2007 (ten year deferral)

         ____ in ____ (1,2,3,4, or 5) annual installments, beginning on April 30, 1998

         ____ in ____ (1,2,3,4, or 5) annual installments, beginning on the April 30 following my termination as a Director.



         I designate __________________________________as beneficiary of my
Deferred Stock Grant, to receive any vested, unpaid amounts at my death. (Multiple beneficiaries may be listed below.)




 ___________________________                            ____________
        Signature                                           Date